UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors (the “Board”) of Pioneer Drilling Company (the “Company”) has determined that the Company’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Friday, May 16, 2008, at 10:00 a.m., Central Daylight Time, at the Petroleum Club of San Antonio, Frio San Miguel Room, 8620 N. New Braunfels Avenue, San Antonio, Texas 78217. Shareholders of record at the close of business on March 31, 2008 (the record date established by the Board) will be entitled to notice of and to vote at the Annual Meeting.

Shareholder proposals to be considered for inclusion in the Company’s 2008 Proxy Statement (the “2008 Proxy Statement”) must (i) be received by the Company’s Secretary at the Company’s principal offices on or before February 18, 2008, and (ii) comply with all applicable Securities and Exchange Commission rules and regulations, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any such proposals not received by this deadline will be untimely and not included in the 2008 Proxy Statement.

Notice of (i) shareholder proposals to be brought before the Annual Meeting, without inclusion in the 2008 Proxy Statement, and (ii) shareholder nominations of director candidates, must each be received by the Company’s Secretary at the Company’s principal offices on or before February 18, 2008. Any notice not received by this deadline will be untimely and such proposal or shareholder nomination will not be brought before the Annual Meeting or considered by the Board, as the case may be. Pursuant to Rule 14a-4 of the Exchange Act, the foregoing deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

	By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial
Dated: January 29, 2008		Officer and Secretary